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                                                                EXHIBIT 11


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the references made to our firm under the captions "Financial Highlights", "Independent Auditors", and "Financial Statements" and to the use of our report dated July 10, 1997, in Post-Effective Amendment No. 25 to the Registration Statement (Form N-1A No. 2-83631) and related Prospectus of Stock Index Fund, MidCap Index Fund, Small Cap Index Fund, International Equities Fund, Growth Fund, Growth & Income Fund, Science & Technology Fund, Social Awareness Fund, Asset Allocation Fund (formerly the Timed Opportunity Fund), Capital Conservation Fund, Government Securities Fund, International Government Bond Fund, and Money Market Fund of American General Series Portfolio Company.

                                        /s/ ERNST & YOUNG LLP

                                            ERNST & YOUNG LLP

July 30, 1997